Exhibit 4.16

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that Bitdeer Technologies Group customarily and actually treats that as private or confidential.

DORY CREEK
LEASE AGREEMENT

SEVENTH LEASE AMENDMENT

This Seventh Lease Amendment (“Seventh Amendment”) is entered into and effective as of October 1, 2022 (the “Effective Date”), by and between SLR Property I, LP (“Landlord”), and Dory Creek LLC a wholly owned subsidiary of Bitdeer Inc. (formerly known as Bitmain Inc.) (“Tenant”). Landlord and Tenant are individually referred to as a “Party” and collectively referred to as “Parties.”

RECITALS

WHEREAS, Alcoa USA Corp. (as the original landlord) and Tenant entered into a Lease Agreement dated June 6, 2018 (the “Original Lease”) along with a First Lease Amendment dated October 18, 2018 (“First Amendment”), a Second Lease Amendment dated May 1, 2019 (“Second Amendment”), a Third Amendment of Lease dated May 11, 2021(“Third Amendment”), a Fourth Amendment to the Lease dated May 11, 2021(“Fourth Amendment”), a Fifth Amendment to Lease dated August 30, 2021 (“Fifth Amendment”), and by the Sixth Amendment to Lease dated October 25, 2021 (“Sixth Amendment”), (collectively together called the “Lease”), whereby Tenant leased certain real estate and associated facilities owned by Landlord as more fully-described in the Lease;

WHEREAS, effective as of October 29, 2021, Alcoa USA Corp. assigned the Lease to Landlord;

WHEREAS, Landlord and Tenant wish to amend the Lease as set forth in this Seventh Amendment.

NOW THEREFORE, in consideration of the mutual promises herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to modify the Lease as follows:

1.	The following buildings and access areas are hereby added to the Premises covered by the Lease: (a) Buildings 405 and 408 as legally described on the attached Exhibit 7A-1 (collectively, the “Storage Buildings”); and (b) the non-exclusive use of access roads and access points as legally described on the attached Exhibit 7A-1 (the “Non-Exclusive Access Area”). The Storage Buildings and the Non-Exclusive Access Area are collectively referred to herein as the “Storage Premises”). The sole permitted use of the Storage Buildings shall be for storage/warehouse use only, in compliance with all applicable laws and all other provisions of the Lease. The sole permitted use of the Non- Exclusive Access Area shall be for vehicular and pedestrian access to the Storage Buildings only, in compliance with all applicable laws and all other provisions of the Lease. The Storage Premises shall constitute a portion of the “Premises” described in the Lease and shall be subject to all of the provisions, conditions and restrictions contained in the Lease (including, but not limited to, Article 5 (Taxes), Article 7 (Net Lease), Article 8 (Repairs and Maintenance), Article 9 (Compliance with Laws), Article 10 (Insurance), Article 15 (Indemnity), and Article 16 (Non-Liability; Environmental and Indemnification)), except as otherwise expressly provided in this Seventh Amendment.

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2.	Tenant shall pay Fixed Rent for the Storage Premises (the “Storage Premises Fixed Rent”) as described in Table 2 below:

Table 2

Building Identification	Rent Per Square Foot	Building Square Footage	Total Rent for Balance of 2022	Monthly Rent for 2022	Annual Rent as of Jan 1, 2023	Monthly Rent for 2023
[***]	$[***]	[***]	$[***]	$[***]	$[***]	$[***]
[***]	$[***]	[***]	$[***]	$[***]	$[***]	$[***]
Totals		[***]	$[***]	$[***]	$[***]	$[***]

The Storage Premises Fixed Rent is subject to the escalation provided in Section 1.06 (b) of the Lease, with such first escalation occurring with respect to the Storage Premises Fixed Rent on January 1, 2024. Tenant shall pay to Landlord the current Monthly Rent for October 2022 (as identified in Table 2 above) on or before October 7, 2022. Both Parties confirm that as of the Effective Date of this Seventh Amendment, Tenant has paid to Landlord a total of $[***], and among them the payment of $[***] has been applied to all of the amount due under rent invoices for October through December. Landlord hereby agrees that the remaining credit balance of $[***] shall be applied as credit to the actual costs incurred for interior surface water wash down of the Storage Buildings (Item #7). Thereafter, the Monthly Rent shall be paid on or before the first day of each calendar month during the term hereof.

3.	The Lease with respect to the Storage Premises only (and not with respect to any other Premises leased by Tenant pursuant to the Lease) will automatically expire on the earlier to occur of (a) December 31, 2025, or (b) the date that the Lease expires or is earlier terminated with respect to the Remainder Premises (defined below) (the earlier to occur of (a) or (b) above is referred to herein as the “Storage Premises Initial Term”). So long as the Lease will remain in effect with respect to the Remainder Premises beyond the expiration date of the Storage Premises Initial Term, Tenant shall have an option to extend the term of the Lease with respect to the Storage Premises beyond the Storage Premises Initial Term for [***] (the “First Storage Premises Renewal Term”), which First Storage Premises Renewal Term will automatically expire on the earlier to occur of (i) December 31, 2030, or (ii) the date that the Lease expires or is earlier terminated with respect to the Remainder Premises. In order to exercise the foregoing renewal option, Tenant must deliver written notice of such exercise to Landlord no later than [***] prior to the expiration of the Storage Premises Initial Term. So long as the Lease will remain in effect with respect to the Remainder Premises beyond the expiration date of the First Storage Premises Renewal Term, Tenant shall have an option to extend the term of the Lease with respect to the Storage Premises beyond the First Storage Premises Renewal Term for [***] (the “Second Storage Premises Renewal Term”), which Second Storage Premises Renewal Term will automatically expire on the earlier to occur of (A) December 31, 2035, or (B) the date that the Lease expires or is earlier terminated with respect to the Remainder Premises. In order to exercise the foregoing renewal option, Tenant must deliver written notice of such exercise to Landlord no later than [***] prior to the expiration of the First Storage Premises Renewal Term. Notwithstanding the foregoing, Landlord may, at any time by providing Tenant with at least [***] prior written notice, terminate the Lease with respect to the Storage Premises only (and not with respect to any other Premises leased by Tenant pursuant to the Lease); provided, however, that Landlord shall not, pursuant to this section, be entitled to terminate the Lease with respect to the Storage Premises prior to October 1, 2024. The term “Remainder Premises” as used herein means all of the Premises under the Lease except the Storage Premises.

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4.	Tenant acknowledges that the Storage Premises are being leased to Tenant in AS-IS- WHERE-IS condition with absolutely no representations or warranties from Landlord whatsoever, and with no obligation on the part of the Landlord to make any improvements or provide any maintenance, repairs, or replacements to the Storage Premises.

5.	Tenant acknowledges that the Storage Buildings are not currently served by any utility services (potable water, sanitary waste, electricity, or non-potable treated water) and Landlord will not supply utilities to the Storage Buildings at any time in the future.

6.	Tenant may not make any alterations or modifications to the Storage Premises without the prior written approval of Landlord, which approval may be granted or withheld in Landlord’s sole discretion.

7.	Prior to Tenant’s occupancy of the Storage Buildings, Landlord shall perform an interior surface water wash down of the Storage Buildings. Tenant, at Tenant’s sole cost, shall reimburse Landlord for Landlord’s out of pocket costs incurred in performing the interior surface water wash down of the Storage Buildings within [***] of Landlord’s delivery to Tenant of an invoice detailing the actual costs incurred. Notwithstanding the foregoing, in no event will Tenant be required to reimburse Landlord pursuant to this section for an aggregate amount in excess of $[***].

8.	Except as specifically amended herein, all other terms and conditions of the Lease remain in full force and effect.

9.	This Seventh Amendment is binding upon the successors and assigns of the respective parties.

10.	This Seventh Amendment may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to constitute a single document. Signed copies of this Seventh Amendment exchanged by electronic pdf signatures via email shall be binding as if the same were an original signature.

Signature page to follow.

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IN WITNESS WHEREOF, the Parties have caused this Seventh Amendment to be executed by its duly authorized representative as of the day and year first above written.

LANDLORD:

SLR Property I, LP

By:	SLR Property I GP, LLC,
a Delaware limited liability company, its general partner

By:	/s/ Jay Soni
Name:	Jay Soni
Title:	Authorized Signatory

TENANT:

Dory Creek LLC

By:	/s/ Baoqing Liang
Name:	Baoqing Liang
Title:	Technical Director

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Exhibit 7A-1

[***]